Consent of Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 26, 2004 with respect to the consolidated financial statements of American Enterprise Life Insurance Company, and to the use of our report dated March 19, 2004 with respect to the financial statements of American Enterprise Variable Annuity Account included in Post-Effective Amendment No. 9 to the Registration Statement (Form N-4, No. 333-82149) for the registration of the American Express(R) Galaxy Premier Variable Annuity offered by American Enterprise Life Insurance Company.


                                                           /s/ Ernst & Young LLP

 Minneapolis, Minnesota
 April 26, 2004